CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XIII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Annual Report on Form 10-K for the period ending December 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


Date:  March 24, 2004

                                            /s/ Robert A. Bourne
                                            -----------------------------------
                                            Name:  Robert A. Bourne
                                            Title: President and Treasurer

                                            A signed  original  of this  written
                                            statement  required  by Section  906
                                            has been provided to CNL Income Fund
                                            XIII,  Ltd.  and will be retained by
                                            CNL  Income  Fund  XIII,   Ltd.  and
                                            furnished  to  the   Securities  and
                                            Exchange  Commission  or  its  staff
                                            upon request.